Conformed Copy




                             UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                                 FORM 8K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                              June 10, 1998
---------------------------------------------------------------------
                Date of Report (Date of earliest event reported)


                         NEW PARADIGM SOFTWARE CORP.
---------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


      New York                        0-26336         13-3725764
---------------------------------------------------------------------
(State or other jurisdiction	Commission		(IRS Employer
        of incorporation)       File Number)         Identification No.)

630 Third Avenue, New York, New York			10017
---------------------------------------------------------------------
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code	(212)-557-0933
                                                 -------------------------

              EXHIBIT INDEX ON SEQUENTIALLY NUMBERED PAGE 3

            INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.         Acquisition or Disposition of Assets
----------	-----------------------------------------

(a)  On April 13, 1998 New Paradigm Acquisition I Co.,
Inc.("NPAC"), a wholly owned subsidiary of New Paradigm
Software Corp. (the "Corporation") acquired certain assets of Kapelus & Cipriano, Inc.("SKC"), a New York
Corporation. SKC's primary business was as an advertising agency. The assets purchased incuded all trademarks, copyrights and patents of SKC as well as the contracts with the clients of SKC. The Corporation issued 250,000 shares of its common stock, par value
$.01, to SKC in consideration for the assets and NPAC also agreed to assume $55,000 worth of debt from SKC and the media liabilities of SKC.

Under the agreements, the principals of SKC, Mr. Milton
Kapelus and Mr. Rocco Cipriano, agreed to terminate
SKC's partnership agreement and enter into three year contracts as officers and directors of NPAC. In consideration for this, NPAC will pay each of the principals a sum equal to one sixth of the revenue of NPAC for each of the next 3 years. Mr. Kapelus has also agreed to join the board of directors of the Corporation.

NPAC intends to continue servicing the existing clients of SKC.



Item 7. 	Financial Statements and Exhibits.
---------	------------------------------------------

        (a) Financial Statements of Schoen, Kapelus & Cipriano, Inc. this Form 8-K.


FRANK SISCO, cpa
550 Mamaroneck Avenue, Suite 510
Harrison, NY 10528
Tel 914-381-3737, Fax 914-698-5335


                        Independent Auditors Report

To the Board of Directors of New Paradigm Software Corporation

I have audited the accompanying balace sheet of Schoen, Kapelus & Cipriano,Inc. as of December 31, 1997 and 1996, and the related statements of income and shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibilty of the Company's Management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted audit standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material mis-statement. An audit includes examing, on the test bases, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting princle used and significant estimates made by management, as well as evaluating the overall fincial statement presentation.
I believe that my audit provides a reasonable basis for my opinion.

As further explained in Note 1 to the financial statements, the Company in April 1998 entered into a purchase and sale of assets agreement and related agreements whereby certain assets of the Company were sold to a 100% owned subsidairy of New Paradigm Software Corporation.

In my opinion, the financial statements referred to above present fairly, in all material respects, the results of its operations and its cash flow for the years then ended in conformity with generally accepted accounting principles.


/s/ Frank Sisco
Frank Sisco
May 22,1998





                       Schoen, Kapelus & Cipriano, Inc.
                              (SKC Advertising)
                                Balance Sheet


                                         December 31,          December 31,
                                             1997                  1996
ASSETS

Current assets:
 Cash and cash equivalents (overdraft)     ($4,730)              $1,736
 Accounts receivable, net                  313,765              452,798
 Project costs, net                          5,929                    0
 Prepaid expenses and deferred lease
  finance charges                           10,416                7,924
        Total current assets               325,380              462,458

Property and equipment, net                 37,931                1,442

Other assets
 Due from shareholders                     154,027               92,142
 Security deposit for office lease          18,176                    0
        Total other assets                 172,203               92,142

Total assets                              $535,514             $556,042


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities: Accounts payable                         $313,460             $278,174
 Accrued expenses                           37,518               59,109
 Sales tax payable                           5,393                4,497
 Bank loans payable                         81,464               61,332
 Capital lease obligations                  53,391                    0
        Total current liabilities          491,226              403,112
 Other liabilities                               0                    0
Total liabilities                          491,226              403,112

Shareholders' equity:
 Common stock, 200 shares, issued
  and outstanding                            2,000                2,000
 Paid in capital                            11,580               11,580
 Retained earnings                          30,708              139,350
Total shareholders' equity                  44,288              152,930

Total liabilities and shareholders'equity $535,514             $556,042


The accompanying notes are an integral part of these statements.


                       Schoen, Kapelus & Cipriano, Inc.
                              (SKC Advertising)
                  Statement of Income and Shareholders Equity


                                      For the years ended December 31,
                                            1997            1996
Revenues
    Gross billings (1997 - $3,019,518;
    1996 - $2,183,898) less costs         $556,470        $439,572
Operating expenses
    Salaries - principals                  158,437          98,621
    Salaries - staff                       176,216         108,096
    Payroll taxes and fees                  39,853          17,776
    New business development                21,857           1,884
    Travel, lodging, meals, entertainment
      and educational expenses               8,155           7,765
    Insurance - business and medical        23,868          10,571
    Auto expenses                           14,428          12,898
    Dues, fees and subscriptions             3,916           3,438
    Professional services - accounting       9,339           2,784
    Professional services - legal            4,373               0
    Rent expense and office space
     relocation                             65,937          50,890
    Rental of equipment and furniture        5,668           1,365
    Repairs and maintenance                  2,945           1,179
    Office supplies and expenses            19,097          10,862
    Telephone including voicemail
     installation                           16,671          10,416
    Computer-related expenses                6,666           8,051
    Postage and delivery                     8,614           7,160
    Bank fees                                1,059             259
    Miscellaneous expenses                   3,410           1,947
    State franchise taxes                      325             325
    Provision for bad debts                 41,945               0
    Depreciation                            12,136           1,690
    Amortization of restrictive covenant         0           7,900
Total operating expenses                   644,915         365,877

Income (loss) from operations              (88,445)         73,695

Interest expense on loans and leases        20,197           6,775

Net income (loss)                         (108,642)         66,920

Shareholders'equity at beginning of period 152,930          86,010
Net income (loss)                         (108,642)         66,920

Shareholders' equity at end of period      $44,288        $152,930


The accompanying notes are an integral part of these statements.


                       Schoen, Kapelus & Cipriano, Inc.
                              (SKC Advertising)
                           Statement of Cash Flows


                                         For the years ended December 31,
                                              1997            1996
Cash flows from Operating Activities
Net income (loss)                         ($108,642)"       $66,920
Adjustments to reconcile net income
 to net cash provided by (used for)
 operating activities:
   Depreciation and amortization             12,136           9,590
   Changes in assets and liabilities -
     Decrease (increase) in assets:
       Accounts receivable, net             139,033        (178,179)
       Project costs, net                    (5,929)              0
       Prepaid expenses and deferred
        lease finance charges                (2,492)         (7,924)
     Increase (decrease) in liabilities:
       Accounts payable                      35,286          94,868
       Accrued expenses and sales
        tax payable                         (20,695)         27,678
    Net cash used for operating activities   48,697          12,953

Cash flows from Investing Activities
Additions to (deletions from) property
 and equipment                              (48,625)          2,893
Security deposit for office lease           (18,176)              0
    Net cash used for investing activities  (66,801)          2,893

Cash flows from Financing Activities
Proceeds from bank loans, less repayments     20,132          14,665
Financing of capital leases, less repayments  53,391               0
Advances to shareholders, net                (61,885)        (30,416)
    Net cash provided by (used for)
     financing activities                     11,638         (15,751)

Net increase (decrease) in cash and
 cash equivalents                             (6,466)             95

Cash and cash equivalents at beginning
 of period                                     1,736           1,641

Cash and cash equivalents at end of period   ($4,730)         $1,736

Supplementary information:
     Interest paid on a cash basis            20,197           6,775
     Income taxes paid on a cash basis             0               0


The accompanying notes are an integral part of these statements.


                       Schoen, Kapelus & Cipriano, Inc.
                              (SKC Advertising)

                        Notes to Financial Statements
                For the years ended December 31, 1997 and 1996


1.	BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Business Background and new developments :

Schoen, Kapelus & Cipriano, Inc. (The Company) was incorporated in New York on October 24, 1991, and its election as an S Corporation was effective since 1/1/92. The Company's incorporation name is Kapelus & Cipriano, Inc., although it does business as Schoen, Kapelus & Cipriano, Inc. and more recentlly as SKC Advertising. The Company's corporate offices are located in Harrison, New York.

SKC is an advertising and marketing communications agency, offering a comprehensive range of services, including (a) advertising (b) public relations
(c) direct mail/marketing (d) collateral (design and production of brochures and other sales literature) (e) comprehensive marketing plans and (f) new media (interactive computer presentations, internet marketing and website development)
 . Past and present clients in the specialized category of travel, tourism and hospitality include airlines, hotels, hotel reservations, hotel representatives, cruiselines, foreign destinations, car rental and retail travel.

The Company had been wholly-owned since inception through March 31, 1998, in equal shares, by its president, Milton Kapelus, and its executive vice president
- creative, Rocky Cipriano. During that period, the principals grew the business through attracting new clients and staff, and also through the purchase of other smaller agencies and merging them into the Company.

On April 8, 1998, the Company entered into a pruchase and sale of assets agreement and related agreements whereby certain assets of the Company were sold to a 100% owned subsidiary of New Paradigm Software Corporation (NPSC), a public company (Symbol - NPSC). NPSC exchanged 10% of its outstanding shares for certain assets, including the SKC Advertising name, and certain liabilities of the Company. NPSC granted Messrs. Kapelus and Cipriano certain stock options, employment agreements and commitments for participation in NPSC business as well as continued management of SKC Advertising, Inc., a subsidiary of NPSC. The Company plans to (a) liquidate or assign assets and liabilities not acquired by NPSC and (b) distribute the received NPSC shares to Messrs. Kapelus and Cipriano in consideration of their termination of a shareholder agreement. The combination is in accord with the mission of both entities to grow larger by
(a) providing integrated creative services to clients and (b) acquiring other organizations to join NPSC and SKC Advertising, anticipating that the greater wherewithal and integration will result in increased profits and shareholder value.

Summary of significant accounting  policies:

Consistency of accounting  policies and methods
Since inception, the Company has been consistent in its significant accounting policies and methods, and has not made any changes that would have a significant or important impact upon the financial statements. The Company uses the accrual basis for its financial statements and books and records. For corporate income tax returns, the Company uses the cash basis. Additionally, there are differences between book and tax methods, such as the accelerated expensing for tax purposes of certain equipment purchases.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimated.

Revenue recognition
The substantial portion of revenues are derived from commissions for placement of advertisements in various media and from fees for staffing and for production of advertisements and marketing projects. Revenue is generally recognized when billed. Billings are primarilly rendered upon presentation date for media, when staff is used, when cost are incurred or printed production is completed.

Cash equivalents
The Company considers all investments purchased with an origanal maturity of three months or less to be cash equivalents. The Company's overdraft position at December 31, 1998 was settled by a deposit received a few days later.

Project costs and payments in excess of costs
For projects incomplete at the end of an accounting period total project cost are capitalized instead of expensed.For these projects and other incomplete projects, payments from clients in excess of cost are credited on the balance sheet rather than taken into income. If not significant, these balances are netted.

Property and equipment
Depreciation and amortization of property and equipment is provided for by the modified accelerated cost recovery method (double-declining balance method) over the estimated useful lives of the respective assets. Assets acquired under capital leases are recorded at the present value of the related lease obligations. For tax purposes, the Company eleted first year expensing of computer equipment totaling $18,000 (under Section 179) instead of regular depreciation as was done for book purposes.

Income taxes
The Company is treated as an S Corporation for Federal and state income taxes. Consequently, Federal and state income taxes are not payable by the Company, but rather by the shareholders for their share of Company earnings and tax deductions, and thus no income taxes have been provided for in the Company's financial statements. The Company does not anticipate a material tax effect of the combination transaction with NPSC.

2.	PROPERTY AND EQUIPMENT, NET:
Property and equipment at December 31, 1997 by major classification are summarized as follows:


                                        Asset      Accumulated  Depreciable
                                                  Depreciation     lives

Various assets owned at 12/31/96        $19,802      $19,802
Leased furniture and fixtures           $20,449       $3,652      7 years
Leased computer equipment                22,627        5,656      5 years
Leased audiovisual equipment              5,551        1,388     10 years
Subtotals                                68,429       30,498
Total property and equipment, net                $37,931



3.	BANK LOANS PAYABLE
The various bank loans outstanding as of December 31, 1997 are as follows:


Creditor         Type of loan Balance outstanding     Interest rate   Maturity date
Bank of New York Installment       $26,667             Prime + 3%     8/22/2000
Wells Fargo Bank Credit line        27,142             Prime +3.5%    Open
Signet           Credit line         8,802               15.99%       12/31/20001
Bank One         Credit line        18,831               15.25%       Open
Total                              $81,464


The loans due Signet and Bank One are owed by Messrs. Kapelus and Cipriano, personally. However, the Company has assumed responsibility for payment of these debts from corporate cash flow, and accordingly are included in the Company's bank loans payable. As of March 31, 1998, all loans have been paid off except Wells Fargo Bank.

4. COMMITMENTS AND CONTINGENCIES:
All noncancellable leases have been classified as operating or capital leases. The Company leases its administrative offices (operating lease) under a five year lease to expire in April 2002. The annual base rent for the first year is $68,107 for the next three years is $71,168 and for the remaining year is $72,698. The Company is responsible for insurance and any escalation of property taxes. In addition, the Company leases certain computer equipment, audiovisual equipment, and furniture and fixtures (capital leases ) ranging from three to four years.

The Company's management does not believe there is likely to be any claim against the Company from any matter, which will cause the Company a significant expense or curtailment of activities, nor are they aware of any development in the Company's operations, or in the regulatory or business environment in which the company operates or financial condition. The Company is unaware of any event between inception and the date of the auditor's report which warrants disclosure as a significant subsequent event because of the possible effect upon the Company and these financial statements, except for the combination with NPSC as described in these notes.

5.	SHAREHOLDERS' EQUITY AND RELATED PARTY TRANSACTIONS:
The transactions described in Notes 1 and 3 involve related parties. In addition, there have been other transactions between the Company and the shareholders, all of which, according to these individuals and other Company personnel, have individuals and other Company personnel, have been recorded at amounts that would have been the case had they been in arm's length transactions. These transactions include Officers' salaries, insurance, auto expenses, and travel,meals and entertainment.

6.	RISKS AND UNCERTAINTIES:
Financial instruments that potentially subject the Company to credit risk consist principally of trade accounts receivables. The percentage of accounts receivable that were concentrated with one client for the indicated periods are show below. The Company generally does not require collateral on accounts receivable because the majority of the Company's are well established companies.

The Company had three major clients for which revenues for 1997 each exceeded 10% of total revenues. The Company projects that 1998 revenues from two of these clients and from two other clients will exceed 10% of total revenues for 1998. Besides the largest client in 1997, there were ten other clients which accounted for approximately $357,500, or 64% of total 1997 revenues. The Company's business is primarily with domestic companies, and not significantly subject to risks of international business. There were two clients for which the outstanding balances of accounts receivable at December 31, 1997 and 1996 were in excess of 10%.

The Company had many suppliers, including media, from whom purchases each exceeded 10% of cost of sales for 1997 and 1996; however, Company management believes that it is dependant upon these suppliers because other suppliers can provide similar products and services on comparable terms without any significant disruption to the Company's operation or significant adverse effect upon the financial statements.

The risks of changing prices is not significant for the Company because projects are not of an unusually long duration and as a result costs incurred and billed seldom rise above estimates. Other risks in the industry in which the Company operates involve acquiring new clients and retaining existing clients, or replacing those with whom business is no longer transacted. The Company believes it has lessened the risks of losing a significant amount business by
(a) maintaining high standards in delivering services to clients (b) acquiring new clients (c) diversifying the business over many clients and varied services and (d) building a team with individuals who have varied skills. In addition, the combination with NPSC is expected to lessen business risk and forster quicker and more significant growth.


        (b)     Pro Forma Financial Statements

                NEW PARADIGM SOFTWARE CORP. and subsidiaries Pro Forma

                        Consolidated Balance Sheets


                                     New Paradigm   SKC Assets     Combined
                                                     Purchased   New Paradigm
                                                                and SKC Assets
                                      December 31   December 31  December 31
                                          1997          1997         1997
                                                                   Pro-Forma
                                                                    (Note 2)

Assets
Current:
      Cash and cash equivalents          $342,343    $  (4,730)   $  337,633
      Accounts receivable                  55,326      313,765       369,091
      Other receivables and prepayments    20,096       16,345        36,441
                   Total current assets   417,758      325,380       743,165

Property and equipment, less accumulated
 depreciation and amortization            129,059       37,931       166,990

Goodwill                                               189,739       189,739

Note Receivable                           371,293                    371,293

Other assets, less accumulated
 amortization                               1,449       18,176        19,625

                                         $919,586     $571,226    $1,490,812

Liabilities and Shareholders Equity
Current:
   Accounts payable and accrued expenses $184,430     $356,371      $540,801
   Loan payable                                         81,464        81,464
   Capital lease obligation                             53,391        53,391
         Total current liabilities        184,430      491,226       675,656

Shareholders equity:
   Common stock, $.01 par value - shares
   authorized 50,000,000;issued and
   outstanding 2,451,729and 2,701,729
   (Note 2)                                24,517        2,500        27,017
   Preferred Stock, $.01 par value -
   shares authorized 10,000,000;
   Series D shares authorized, 100;
   50 issued and outstanding                    3                          3
   Additional paid-in capital           9,150,209       77,500     9,227,709
   Capital Deficit                     (8,439,573)                (8,439,573)

           Total shareholders equity      735,156       80,000       815,156
                                         $919,586     $571,226    $1,490,812

        See accompanying notes to consolidated financial statements




                 NEW PARADIGM SOFTWARE CORP. and subsidiaries Pro Forma

                           Consolidated Statements of Operations

                                New Paradigm      SKC         Combined      New Paradigm       SKC        Combined
                                 Year ended    Year ended    Year ended      Nine months   Nine months   Nine months
                                  March 31,   December 31,    March 31,         ended         ended         ended
                                    1997          1996          1997         December 31,  December 31,  December 31,
                                                              Pro Forma          1997          1997          1997
                                                               (Note 3)                       (Note 4)     Pro Forma
                                                                                                            (Note 4)
                                                             (unaudited)     (unaudited)   (unaudited)   (unaudited)

Revenues:
  Revenue                         $   64,976   $  439,572    $  504,548      $  104,747    $  417,353    $  522,100
                                      64,976      439,572       504,548         104,747       417,353       522,100
Expenses:
  General and administrative         971,360      300,864     1,272,224         546,092       360,880       906,972
  Professional fees                  244,731        2,784       247,515          69,692        10,284        80,246
  Marketing                          164,238        9,649       173,887           7,241        22,509        29,750
  Occupancy                          197,230       50,890       248,120         101,010        49,453       150,463
  Bad debt                                                                                     31,459        31,459
  Depreciation and amortization       49,604        1,690        51,294          47,695         9,102        56,797
                                   1,627,163      365,877     1,993,040         772,000       483,686     1,255,686
   Profit (Loss) from operations  (1,562,187)      73,695    (1,488,492)       (667,253)      (66,334)     (733,587)

Other income (expense):
  Interest income                     25,099                     25,099          23,108                      23,108
  Interest expense                                 (6,775)       (6,775)                      (15,148)      (15,148)
                                      25,099       (6,775)       18,324          23,108       (15,148)        7,960

Net profit (loss)                $(1,537,088)     $66,920   $(1,470,168)      $(644,145)     $(81,482)    $(725,627)

Net loss per share                     $(.63)                     $(.54)          $(.26)                      $(.27)

Weighted average common
 shares outstanding                2,449,428                  2,699,428       2,451,729                   2,701,729


                See accompanying notes to consolidated financial statements




        NEW PARADIGM SOFTWARE CORP. and subsidiaries Pro Forma



Note 1 -

The accompanying financial statements should be read in conjunction with the Company's 10-KSB financial statements for the fiscal year ended March 31, 1997, together with the accompanying notes and the audited accounts of SKC for the fiscal year ended December 31, 1997. In the opinion of management, the Pro Forma statements reflect all adjustments which are necessary for a fair statement of the results of the combined entities. The interim results are not necessarily indicative of the results for the full year.

Note 2 -

Includes the consideration of 250,000 New Paradigm Common shares at $.31 (the market price at the date of purchase) issued for the purchase of certain assets from SKC.

Note 3 -

SKC fiscal year ends December 31. The twelve months ended December 31, 1996 for SKC were combined with the Company's twelve month period ended March 31, 1997.

Note 4 -

Three quarters (3/4) of the Audited Statements of Operations for SKC for the period ended December 31, 1997 were used to calculate the nine month period ended December 31, 1997 since an exact nine months were impossible to obtain and ,it is managements belief that the distribution of revenue and expenses were uniform throughout the twelve month period ended December 31, 1997.


	(c)	Exhibits.
		---------
                10.24  Agreement of Purchase and Sale of Assets

SIGNATURE
------------------

	Pursuant to the requirements of the Securities Exchange
Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   NEW PARADIGM SOFTWARE CORP.
                                  ------------------------------
                                           (Registrant)


                                    By  /s/  Mark Blundell
                                     -------------------------
                                          Mark Blundell
                                          President
                                          and CEO

Date:   June 10, 1998


EXHIBIT INDEX


                                                     Sequentially
Exhibit                                              Numbered Page
---------                                            -------------


   10.24        Agreement of Purchase and Sale of Assets   5